Exhibit 4.6
When Recorded Mail to:
Illinois Power Company
Craig W. Stensland
One Ameren Plaza (MC 1310)
1901 Chouteau Avenue
St. Louis, MO 63103

ILLINOIS POWER COMPANY

TO

BNY MIDWEST TRUST COMPANY,

AS SUCCESSOR TRUSTEE TO

HARRIS TRUST AND SAVINGS BANK

SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 1, 2006

TO

GENERAL MORTGAGE INDENTURE AND DEED OF TRUST

DATED AS OF NOVEMBER 1, 1992

This instrument was prepared by Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of Illinois Power Company c/o Ameren Corporation, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

SUPPLEMENTAL INDENTURE dated as of August 1, 2006 (“Supplemental Indenture”), made by and between ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the “Company”), party of the first part, and BNY MIDWEST TRUST COMPANY, a corporation organized and existing under the laws of the State of Illinois, as successor trustee to Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois (the “Trustee”), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 as from time to time amended (the “Indenture”), to the Trustee, for the security of the Bonds of the Company issued and to be issued thereunder (the “Bonds”); and

WHEREAS, pursuant to the terms and provisions of the Indenture there were created and authorized by supplemental indentures thereto bearing the following dates, respectively, the Mortgage Bonds of the series issued thereunder and respectively identified opposite such dates:

DATE OF SUPPLEMENTAL INDENTURE	IDENTIFICATION OF SERIES	CALLED
February 15, 1993	8% Series due 2023 (redeemed)	Bonds of the 2023 Series
March 15, 1993	6 1/8% Series due 2000 (paid at maturity)	Bonds of the 2000 Series
March 15, 1993	6 3/4% Series due 2005 (paid at maturity)	Bonds of the 2005 Series
July 15, 1993	7 1/2% Series due 2025 (redeemed)	Bonds of the 2025 Series
August 1, 1993	6 1/2% Series due 2003 (paid at maturity)	Bonds of the 2003 Series
October 15, 1993	5 5/8% Series due 2000 (paid at maturity)	Bonds of the Second 2000 Series
November 1, 1993	Pollution Control Series M (redeemed)	Bonds of the Pollution Control Series M
November 1, 1993	Pollution Control Series N (redeemed)	Bonds of the Pollution Control Series N
November 1, 1993	Pollution Control Series O (redeemed)	Bonds of the Pollution Control Series O

DATE OF SUPPLEMENTAL INDENTURE	IDENTIFICATION OF SERIES	CALLED
April 1, 1997	Pollution Control Series P	Bonds of the Pollution Control Series P
April 1, 1997	Pollution Control Series Q	Bonds of the Pollution Control Series Q
April 1, 1997	Pollution Control Series R	Bonds of the Pollution Control Series R
March 1, 1998	Pollution Control Series S	Bonds of the Pollution Control Series S
March 1, 1998	Pollution Control Series T	Bonds of the Pollution Control Series T
July 15, 1998	6 1/4% Series due 2002 (paid at maturity)	Bonds of the 2002 Series
September 15, 1998	6% Series due 2003 (paid at maturity)	Bonds of the Second 2003 Series
June 15, 1999	7.50% Series due 2009	Bonds of the 2009 Series
July 15, 1999	Pollution Control Series U	Bonds of the Pollution Control Series U
July 15, 1999	Pollution Control Series V (redeemed)	Bonds of the Pollution Control Series V
May 1, 2001	Pollution Control Series W	Bonds of the Pollution Control Series W
May 1, 2001	Pollution Control Series X	Bonds of the Pollution Control Series X
July 1, 2002	10 5/8% Series due 2007 (not issued)	Bonds of the 2007 Series
July 1, 2002	10 5/8% Series due 2012 (not issued)	Bonds of the 2012 Series
December 15, 2002	11.50% Series due 2010	Bonds of the 2010 Series
June 1, 2006	Mortgage Bonds, Senior Notes Series AA	Bonds of Series AA
and

WHEREAS, a supplemental indenture with respect to the Bonds of the 2007 Series and the Bonds of the 2012 Series listed above was executed and filed but such Bonds of the 2007 Series and Bonds of the 2012 Series were never issued and a release with respect to such supplemental indenture was subsequently executed and filed; and

WHEREAS, the Company has entered into a Credit Agreement, dated as of July 14, 2006 (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, Central Illinois Light Company, Central Illinois Public Service Company, AmerenEnergy Resources Generating Company and CILCORP Inc., as borrowers, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”) for the Lenders, providing for the making of certain financial accommodations thereunder to the Company, and pursuant to such Credit Agreement, the Company has agreed to issue to the Agent, as evidence of and security for the Obligations (as such term is defined in the Credit Agreement) of the Company (the “Company Obligations”), a new series of Bonds under the Indenture; and

WHEREAS, for such purposes, the Company desires to create a new series of Bonds to be issued under the Indenture to be known as Mortgage Bonds, 2006 Credit Agreement Series (the “2006 Credit Agreement Series Bonds”); and

WHEREAS, the 2006 Credit Agreement Series Bonds shall be issued to the Agent as evidence of and security for the Company Obligations under the Credit Agreement; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE

WITNESSETH:

THAT Illinois Power Company, in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:

ARTICLE I

DESCRIPTION OF 2006 CREDIT AGREEMENT SERIES BONDS.

SECTION 1.  The Company hereby creates a new series of Bonds to be known as “2006 Credit Agreement Series Bonds.” The 2006 Credit Agreement Series Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified. The 2006 Credit Agreement Series Bonds shall be issued only to and in the name of the Agent under the Credit Agreement to evidence and secure any and all Company Obligations under the Credit Agreement.

The 2006 Credit Agreement Series Bonds shall be dated as of the Interest Payment Date (as defined below) thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of such issue date, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the date of original issuance.

The 2006 Credit Agreement Series Bonds shall be issued in the aggregate principal amount of $150,000,000 and shall mature on the Maturity Date (having at any time the meaning such term has at such time under the Credit Agreement) applicable to the Company.

The 2006 Credit Agreement Series Bonds shall bear interest from their date as set forth in the form thereof hereinafter recited. Interest on the 2006 Credit Agreement Series Bonds shall be payable on each Interest Payment Date (defined below), commencing on the first Interest Payment Date next succeeding the date of the 2006 Credit Agreement Series Bonds. Payment of principal on the 2006 Credit Agreement Series Bonds shall be due on the Maturity Date. If the Maturity Date falls on a day which is not a Business Day, as defined below, principal and any interest and/or fees payable by the Company with respect to the Maturity Date will be paid on the next succeeding Business Day.

Both the principal of and the interest on the 2006 Credit Agreement Series Bonds shall be payable at the times and in the manner set forth in the form of bond set out herein and in immediately available funds at the office or agency of the Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the 2006 Credit Agreement Series Bonds except on the Maturity Date of the Company or upon redemption as provided in this Supplemental Indenture. If at any time any permanent reduction of the Borrower Sublimit (as defined in the Credit Agreement) of the Company or the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company shall result in the principal of the 2006 Credit Agreement Series Bonds being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the 2006 Credit Agreement Series Bonds in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the 2006 Credit Agreement Series Bonds to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure.

The obligation of the Company to make payments with respect to the interest on the 2006 Credit Agreement Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees of the Company under the Credit Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees of the Company under the Credit Agreement means that if any payment is made on the interest and/or fees of the Company under the Credit Agreement, a corresponding payment obligation with respect to the interest on the 2006 Credit Agreement Series Bonds shall be deemed discharged in the same amount as such payment made on the interest and/or fees of the Company under the Credit Agreement.

The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the 2006 Credit Agreement Series Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing paragraphs unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal of or interest on the 2006 Credit Agreement Series Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Company Obligations pursuant to the Credit Agreement, and (iii) the amount of the arrearage.

As used herein, (A) “Business Day” shall have the meaning assigned thereto in the Credit Agreement; (B) “Interest Payment Date” shall mean each date on which Company Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement; (C) “Interest Rate” shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Company Obligations constituting interest and fees of the Company due under the Credit Agreement on the applicable Interest Payment Date; and (D) “Record Date” with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

The 2006 Credit Agreement Series Bonds shall not be assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement. The 2006 Credit Agreement Series Bonds are exchangeable by the Registered Owner thereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of said bonds and the payment of any stamp tax or other governmental charge, and upon any such exchange a new registered bond or bonds without coupons, of the same series and maturity and for the same aggregate principal amount, will be issued in exchange theretofore; provided, that the Company shall not be required to exchange any 2006 Credit Agreement Series Bonds for a period of ten (10) days next preceding an Interest Payment Date with respect to such bonds.

As provided in Section 8.4 of the Credit Agreement, the Agent shall surrender the 2006 Credit Agreement Series Bonds to the Trustee for cancellation when each of the Borrower

Sublimit and the Borrower Credit Exposure of the Company have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Company Obligations shall have been duly paid.

SECTION 2.  The 2006 Credit Agreement Series Bonds and the Trustee’s Certificate of Authentication shall be substantially in the following forms respectively:

[FORM OF FACE OF BOND]

ILLINOIS POWER COMPANY

(Incorporated under the laws of the State of Illinois)

Notwithstanding any provisions hereof or in the Indenture
this Bond is not assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement, dated
as of July 14, 2006, hereinafter referred to.

Illinois Commerce Commission
Identification No.: ____

MORTGAGE BONDS, 2006 CREDIT AGREEMENT SERIES

No. ________                                                                                                                                                                                                                                                                $150,000,000

ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the “Company”), which term shall include any successor corporation as defined in the Indenture hereinafter referred to, for value received, hereby promises to pay to JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”) for the Lenders (as defined below) under the Credit Agreement, dated as of July 14, 2006, by and among the Company, Central Illinois Light Company, Central Illinois Public Service Company, AmerenEnergy Resources Generating Company and CILCORP Inc., as borrowers, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (as amended or otherwise modified from time to time, the “Credit Agreement”), or registered assigns, the principal sum of $150,000,000 or such lesser principal amount as shall be equal to the amount of the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company outstanding on the Maturity Date (having at any time the meaning such term has at such time under the Credit Agreement) of the Company, but not in excess of the principal amount of this Bond, and to pay interest thereon at the Interest Rate (as defined below) until the principal hereof is paid or duly made available for payment on the Maturity Date or in the event of redemption of this Bond, until the redemption date.

Interest on this Bond shall be payable on each Interest Payment Date (as defined below), commencing on the first Interest Payment Date next succeeding the date of this Bond. If the Maturity Date falls on a day which is not a Business Day, as defined below, principal and any interest and/or fees payable with respect to the Maturity Date will be paid on the next succeeding Business Day. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Supplemental Indenture dated as of June 15, 2006, hereinafter referred to, be paid to the person in whose name this Bond (or one or more predecessor bonds) is registered at the close of business on the Record Date (as defined below); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Should the Company default in the payment of interest (“Defaulted Interest”), the Defaulted Interest shall be paid to the person in whose name this Bond is registered on the Record Date to be established by the Trustee for payment of such Defaulted Interest. As used herein, (A) “Business Day” shall have the meaning assigned thereto in the Credit Agreement; (B) “Interest Payment Date” shall mean each date on which Company Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement; (C) “Interest Rate” shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Company Obligations constituting interest and fees of the Company due under the Credit Agreement on the applicable Interest Payment Date; and (D) “Record Date” with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

Both the principal of and the interest on this Bond shall be payable in immediately available funds at the office or agency of the Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

This Bond is to be issued and delivered to the Agent in order to evidence and secure the obligations of the Company under the Credit Agreement to make payments to the Lenders under the Credit Agreement and to provide the Lenders the benefit of the lien of the Indenture with respect to the 2006 Credit Agreement Series Bonds.

The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the 2006 Credit Agreement Series Bonds except on the Maturity Date of the Company or upon redemption hereof. If at any time any permanent reduction of the Borrower Sublimit (as defined in the Credit Agreement) of the Company or the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company shall result in the principal of the 2006 Credit Agreement Series Bonds being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the 2006 Credit Agreement Series Bonds in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the 2006 Credit Agreement Series Bonds to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure.

The obligation of the Company to make payments with respect to the interest on this Bond shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees of the Company under the Credit Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees of the Company under the Credit Agreement means that if any payment is made on the interest and/or fees of the Company under the Credit Agreement, a corresponding payment obligation with respect to the interest on this Bond shall be deemed discharged in the same amount as such payment made on the interest and/or fees of the Company under the Credit Agreement.

The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on this Bond, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing paragraphs unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal of or interest on this Bond has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Company Obligations pursuant to the Credit Agreement, and (iii) the amount of the arrearage.

The Agent shall surrender this Bond to the Trustee when each of the Borrower Sublimit and the Borrower Credit Exposure of the Company have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Company Obligations shall have been duly paid.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of BNY Midwest Trust Company, as successor trustee to Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture (the “Trustee”).

The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, Illinois Power Company has caused this Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the aforesaid Indenture, and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in such Indenture on the date hereof.

Dated ____________, 2006

ILLINOIS POWER COMPANY

By:  ________________________________
AUTHORIZED EXECUTIVE OFFICER

ATTEST:

By:

 ______________________________
  AUTHORIZED EXECUTIVE OFFICER

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture and the Supplemental Indenture dated as of June 15, 2006.

BNY MIDWEST TRUST COMPANY, successor trustee to Harris Trust and Savings, Bank, TRUSTEE,

By: __________________________________ AUTHORIZED SIGNATORY

[FORM OF REVERSE OF BOND]

This Bond is one of a duly authorized issue of Bonds of the Company (the “Bonds”) in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by the General Mortgage Indenture and Deed of Trust (the “Indenture”), dated as of November 1, 1992, executed by the Company to BNY Midwest Trust Company, as successor trustee to Harris Trust and Savings Bank (the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Bond is one of a series designated as the “Mortgage Bonds, 2006 Credit Agreement Series” (the “2006 Credit Agreement Series Bonds”) of the Company, in an aggregate principal amount of $150,000,000 issued under and secured by the Indenture and described in the Supplemental Indenture dated as of June 15, 2006 (the “Supplemental Indenture of June 15, 2006”), between the Company and the Trustee, supplemental to the Indenture.

This 2006 Credit Agreement Series Bond is not redeemable except upon written demand of the Agent following the occurrence of a Default by the Company under the Credit Agreement and the acceleration of the Company Obligations, as provided under the Credit Agreement.

In case an Event of Default, as defined in the Indenture, shall occur, the principal of all Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

     ARTICLE II

REDEMPTION.

SECTION 1.  Except as set forth herein, the 2006 Credit Agreement Series Bonds are not redeemable. Upon the occurrence of a Default by the Company under the Credit Agreement and the acceleration of the Company Obligations, the 2006 Credit Agreement Series Bonds shall be redeemable in whole upon receipt by the Trustee of a written demand from the Agent stating that there has occurred under the Credit Agreement both a Default by the Company and a declaration of acceleration of the Company Obligations and demanding redemption of the 2006 Credit Agreement Series Bonds (including a description of the amount of principal, interest, fees cash collateralization obligations and other amounts which comprise such Company Obligations). The Company waives any right it may have to prior notice of such redemption under the Indenture and any other notice required under the Indenture, including notice to be given by the Company, shall be deemed satisfied by the notice given by the Agent as aforesaid. Upon surrender of the 2006 Credit Agreement Series Bonds by the Agent to the Trustee, the 2006 Credit Agreement Series Bonds shall be redeemed at a redemption price equal to the aggregate amount of the Company Obligations.

      ARTICLE III

ISSUE OF 2006 CREDIT AGREEMENT SERIES BONDS.

SECTION 1.  The Company hereby exercises the right to obtain the authentication of $150,000,000 principal amount of additional Bonds pursuant to the terms of Section 4.04 of the Indenture, all of which shall be 2006 Credit Agreement Series Bonds.

SECTION 2.  Such 2006 Credit Agreement Series Bonds may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture.

       ARTICLE IV

THE TRUSTEE.

The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

      ARTICLE V

MISCELLANEOUS PROVISIONS.

This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

The Company acknowledges and intends that all advances made to it by the Lenders under the Credit Agreement, including future advances whenever hereafter made, shall be a lien from the time this Supplemental Indenture is recorded, as provided in Section 15-1302(b)(1) of the Illinois Mortgage Foreclosure Law (the “Act”), 735 ILCS 15-1101, et seq. The amount of the bonds of the 2006 Credit Agreement Series which comprises the principal amount then outstanding of the Obligations under the Credit Agreement constitutes revolving credit indebtedness secured by a mortgage on real property, pursuant to the terms and conditions of 205 ILCS 5/5d from the date of this Supplemental Indenture.

IN WITNESS WHEREOF, said Illinois Power Company has caused this Supplemental Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and this Supplemental Indenture to be attested by an Authorized Executive Officer as defined in the Indenture; and said BNY Midwest Trust Company, as successor trustee to Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and this Supplemental Indenture to be attested by its Secretary or one of its Vice Presidents; all as of the 31st day of August, 2006.

ILLINOIS POWER COMPANY
By /s/ Jerre E. Birdsong Name: Jerre E. Birdsong Title: Vice President and Treasurer

ATTEST:

By: /s/ G. L. Waters
Name: G. L. Waters Title: Assistant Secretary

BNY MIDWEST TRUST COMPANY, successor trustee to Harris Trust and Savings, Bank, TRUSTEE,

By: /s/ M. Callahan AUTHORIZED SIGNATORY

ATTEST:

By: /s/ D.G. Donovan
Name: D.G. Donovan Title: Vice President

STATE OF MISSOURI )
                                          ) SS.
CITY OF ST. LOUIS      )

BE IT REMEMBERED, that on this 31st day of August, 2006, before me, the undersigned, a Notary Public within and for the City and State aforesaid, personally came Jerre E. Birdsong, Vice President and Treasurer and G. L. Waters, Assistant Secretary, of Illinois Power Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed and delivered the said instrument as their free and voluntary act as such officers and as the free and voluntary act of said Illinois Power Company for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

By: /s/ Carla J. Flinn NOTARY PUBLIC

My Commission Expires on 4/20/2010.
(NOTARIAL SEAL)

STATE OF ILLINOIS )
   ) SS.
COUNTY OF COOK   )

BE IT REMEMBERED, that on 28th day of August, 2006, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came M. Callahan, and D. G. Donovan, Authorized Signatory and D.G. Donovan, Vice President, of BNY Midwest Trust Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said BNY Midwest Trust Company for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

By: /s/ Julie Braun NOTARY PUBLIC, COOK COUNTY, ILLINOIS

My Commission Expires on 6/23/10
(NOTARIAL SEAL)